                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            LA QUINTA INNS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                               [LA QUINTA LOGO]





                                                                  April 10, 1995



Dear Shareholder:

         You are cordially invited to attend the 1995 Annual Meeting of Shareholders of La Quinta Inns, Inc. The meeting will be held on Thursday, May 25, 1995, at the Company's corporate offices in the 3rd Floor Conference Room, 112 East Pecan Street, San Antonio, Texas at 10:00 a.m., local time.

         The Notice of Annual Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes the election of directors and the approval of auditors. To familiarize you with the nominees for director, all of whom served as directors last year, the Proxy Statement contains biographical information of each nominee.

         We hope you will be able to attend the Annual Meeting of Shareholders. In any event, in order that we may be assured of a quorum, please sign the accompanying proxy card and return it promptly in the envelope enclosed for your use. Your vote is important. We appreciate your confidence and continued support.


                                             Sincerely,





                                          Thomas M. Taylor
                                        Chairman of the Board

                               [LA QUINTA LOGO]





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 1995

       The Annual Meeting of Shareholders of La Quinta Inns, Inc., a Texas corporation (the "Company"), will be held in the 3rd Floor Conference Room of the Company's corporate offices, 112 East Pecan Street, San Antonio, Texas, on Thursday, May 25, 1995, at 10:00 a.m., for the purpose of considering and acting upon the following:

       1.    The election of six (6) Directors of the Company;

       2. The approval of the appointment of independent auditors for the 1995 fiscal year; and

       3. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

       Only shareholders of record at the close of business on April 3, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment thereof.

       We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. The vote of every shareholder is important and the Board of Directors of the Company appreciates the cooperation of shareholders in promptly returning proxies which helps to limit expenses incident to proxy solicitation.


                                         BY ORDER OF THE
                                        BOARD OF DIRECTORS





                                          John F. Schmutz
                                   Vice President-General Counsel
                                           and Secretary


April 10, 1995

                               [LA QUINTA LOGO]




                                 P. O. Box 2636
                         San Antonio, Texas  78299-2636

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

       The enclosed proxy is solicited on behalf of the Board of Directors of La Quinta Inns, Inc., a Texas corporation (the "Company"), for use at the Annual Meeting of Shareholders on Thursday, May 25, 1995, at 10:00 a.m. to be held in the 3rd Floor Conference Room of the Company's corporate offices, 112 East Pecan Street, San Antonio, Texas, and at any adjournment thereof.

       The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent, The First National Bank of Boston, for charges and expenses in connection with the distribution of proxy material to brokers or other persons holding stock in their names or in the names of their nominees and for charges and expenses in forwarding proxies
and proxy material to the beneficial owners.   Solicitations further may be
made by officers and regular employees of the Company, without additional compensation, by use of mail, telephone, telegraph or personal calls.

       Any Shareholder giving a proxy for the meeting has the power to revoke it at any time prior to its use by granting a subsequently dated proxy, by attending the Annual Meeting and voting in person, or by otherwise giving notice in person or in writing to the Secretary of the Company. If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect. The approximate date on which this Proxy Statement and the accompanying form of proxy are first sent or given to security holders is April 10, 1995.


                      OUTSTANDING SHARES AND VOTING RIGHTS

       Only holders of record of Common Stock of the Company at the close of business on April 3, 1995 shall be entitled to vote at the meeting. There were 46,823,516 shares of Common Stock issued and outstanding on the record date. Each share outstanding entitles the holder thereof to one vote.


                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

        The Board of Directors has, pursuant to the Company's Amended and Restated By-Laws, recently fixed the number of members of the Board of Directors at six (6) commencing with the 1995 Annual Meeting of Shareholders. Six of the Company's current directors are to be elected at the Annual Meeting. Mr. Fingerhut resigned from the Board on March 31, 1994. Dr. George Kozmetsky resigned from the Board on November 21, 1994. Proxies cannot be voted for a greater number of directors than the number of nominees named herein. Each director is to hold office until the next Annual Meeting and until his successor is elected and qualified. The directors will be elected by a majority of the votes cast at the Annual Meeting, provided a quorum is present. A quorum will be present at the Annual Meeting if the holders of a majority of shares of the Company's Common Stock are represented in person or by proxy.

       The proxies named in the accompanying proxy, who have been designated by the Board of Directors of the Company, intend to vote for the following nominees for election as directors unless otherwise instructed in such proxy. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable to stand for election, the proxies named in the accompanying proxy intend to vote for the election of a substitute nominee of their selection. All nominees were previously elected by shareholders. Certain information concerning directors and nominees is set forth below:


      Nominee                      Served as
        for                         Director
      Director                       Since           Age               Principal Occupation
      --------                       -----           ---               --------------------
Joseph F. Azrack(1)                  1992            48             President and Chief Executive Officer of Aldrich,
                                                                    Eastman & Waltch, L. P. since August 1994; prior
                                                                    thereto, Principal and Executive Director of such
                                                                    firm from April 1983 to August 1994.

Dr. William H.
  Cunningham                         1985            51             Chancellor of The University of Texas System since
                                                                    September 1992; prior thereto, President of The
                                                                    University of Texas at Austin from September 1985 to
                                                                    September 1992; Dean of the College of Business
                                                                    Administration and Graduate School of Business of
                                                                    The University of Texas at Austin from 1983 to
                                                                    August 1985; Professor of Marketing, University of
                                                                    Texas at Austin, since 1979; director of Freeport
                                                                    McMoRan Inc., Jefferson-Pilot Corporation, LBJ
                                                                    Foundation Board, John Hancock Advisors, Inc.
                                                                    (formerly Transamerican Fund Management Group) and
                                                                    advisory director of Texas Commerce Bank-Austin.

Donald J. McNamara                   1991             42            Chairman of The Hampstead Group (a real estate investment
                                                                    firm) since September 1987; Director of Forum Retirement
                                                                    Partners, L.P.; Director of FelCor Suite Hotels,
                                                                    Inc.; and Chairman of the Board of Harvey Hotel
                                                                    Holdings, Inc.

Gary L. Mead(2)                      1992             47            Director and President and Chief Executive Officer
                                                                    of the Company since March 3, 1992; Executive Vice
                                                                    President-Finance of Motel 6 G.P., Inc., the sole
                                                                    general partner of Motel 6, L.P., from October 1987
                                                                    to January 1991.

      Nominee                      Served as
        for                         Director
      Director                       Since           Age               Principal Occupation
      --------                       -----           ---               --------------------
Peter Sterling                       1991             53            Vice President and Chief Financial Officer of Sid R.
                                                                    Bass, Inc. and Lee M. Bass, Inc. (diversified
                                                                    investment firms) since September 1, 1983.

Thomas M. Taylor                     1991             52            Chairman of the Board of the Company since March 11,
                                                                    1994; President of Thomas M. Taylor & Co. (an
                                                                    investment consulting firm) since May 1985;
                                                                    President of TMT-FW (a diversified investment firm)
                                                                    since September 1989; director of TPI Enterprises,
                                                                    Inc. and John Wiley & Sons, Inc.

- -------------

(1) Pursuant to the terms of a certain agreement of limited partnership of La Quinta Development Partners, L.P., a Delaware limited partnership ("LQDP"), dated March 21, 1990, between the Company and AEW Partners, L.P. ("AEW Partners"), the Company, if requested by AEW Partners, will nominate a principal of AEW, Inc., who is reasonably acceptable to the Company's Board of Directors, for election as a director of the Company at each annual shareholders' meeting for so long as AEW Partners holds a significant interest in LQDP (see discussion of conversion option held by AEW Partners under the caption "Transactions with Management"). Mr. Azrack was so designated by AEW Partners. AEW Partners has agreed to indemnify Mr. Azrack and any replacement or successor acting as agent of AEW Partners in connection with serving on the Company's Board of Directors.

(2) Pursuant to the terms of a five-year Employment Agreement entered into between the Company and Mr. Mead on March 3, 1992, the Board of Directors of the Company will nominate Mr. Mead for election as a director of the Company as part of management's slate of nominees at each annual meeting of shareholders and to appoint Mr. Mead to the Board's Executive Committee during the term of such Employment Agreement.

       None of the nominees for director or executive officers of the Company has a family relationship with any of the other nominees for director or executive officers.

       Except as indicated above, none of the nominees for director is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934 or of any company registered under the Investment Company Act of 1940.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors of the Company held nine (9) meetings during the year ended December 31, 1994. All directors attended at least 75 percent of the aggregate of: (a) the total number of meetings of the Board during his term as Director and (b) the total number of meetings held by all committees of the Board on which he served during such term.

       The Audit Committee of the Board is currently composed of Messrs. Azrack, McNamara, and Sterling (Chairman). The Audit Committee has the responsibility, among other things, to recommend the selection of the Company's independent accountants, review and approve the scope of the independent accountants' audit activities, review the Company's financial statements which are the subject of the independent accountants' certification, review with such independent accountants the adequacy of the Company's basic accounting system and the effectiveness of its internal audit activities and review related party transactions.

        The Compensation and Stock Option Committee of the Board during 1994 consisted of Messrs. Cunningham (Chairman), Fingerhut and Taylor. The Compensation and Stock Option Committee reviews the salaries, bonuses, stock option grants and other direct and indirect compensation and benefits for all Company officers and key employees. The Company's 1978 and 1984 Stock Option Plans are administered by the Compensation and Stock Option Committee, which has sole authority to grant options to employees of the Company.

       The Executive Committee of the Board is currently composed of Messrs. Mead and Taylor. The Executive Committee has the authority to exercise substantially all the powers of the Board that may legally be delegated to it in the management and direction of the business and affairs of the Company during intervals between meetings of the Board of Directors, other than matters involving a commitment in excess of $10,000,000.

       The entire Board of Directors currently acts as the nominating committee for directors and will consider nominations by shareholders for directors. Any such nominations for the election to be considered at the next Annual Meeting, currently scheduled for May 1996, together with a statement of the nominee's qualifications and consent to be considered as a nominee and to serve if elected, should be mailed to the Secretary of the Company no later than December 15, 1995, in order for the nominee to be included in the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders.

                             PRINCIPAL SHAREHOLDERS


       The Company knows of no person who, as of March 17, 1995, owned beneficially more than five percent (5%) of the Company's outstanding voting securities, except as indicated in the table below.


                                                    Shares of Common Stock
  Name and Address                                    Beneficially Owned                        Percent
  of Beneficial Owner                                as of March 17, 1995                       of Class
  -------------------                                --------------------                       --------
  Thomas M. Taylor & Co.                                   2,322,979                               5.0%
  Trust for the benefit of
    Mr. Taylor's son                                           3,375                                *
  Thomas M. Taylor                                            60,750(1)                             *
  Sid R. Bass, Inc.                                        2,765,305                               5.9%
  Lee M. Bass, Inc.                                        2,765,305                               5.9%
  The Bass Management Trust                                2,861,392(2)                            6.1%
  The Airlie Group, L.P.                                   2,025,000                               4.3%
  Annie R. Bass Grandson's Trust
     for Lee M. Bass                                         536,287                               1.2%
  Annie R. Bass Grandson's Trust
     for Sid R. Bass                                         536,287                               1.2%
  Douglas K. and Anne Marie Bratton                            5,375                                *
  Douglas K. Bratton IRA                                       1,687                                *
  Miles Ellis Bratton 1991 Trust                               1,687                                *
  Bratton Family Foundation                                   10,000                                *
  Thomas W. Briggs                                            16,875(3)                             *
  Geoffrey P. Raynor                                          13,500(3)                             *
  Michael N. Christodolou                                     10,125(3)                             *
  W. Forrest Tempel                                            3,375(3)                             *
  Donald J. McNamara, III Trust                                1,012(3)                             *
  Donald J. McNamara                                         414,112(3)                             *
  William P. Hallman, Jr.                                    168,750(4)                             *
  Peter Sterling Trusts                                        8,437                                *
  Peter Sterling                                             286,874                                *
    (as a Group)                                          ----------                                -
    c/o W. Robert Cotham                                  14,818,489(5)                           31.6%
    2600 First City Bank Tower
    Fort Worth, Texas   76102

  GeoCapital Corporation                                   3,675,829                               7.9%
  Barry K. Fingerhut                                         372,600                                *
  Irwin Lieber                                               140,062                                *
  Seth Lieber                                                  5,062                                *
  Jonathan Lieber                                              5,062                                *
    (as a group)                                           ---------
    767 Fifth Avenue - 45th Floor                          4,198,615(6)                             9.0%
    New York, New York   10153

  Gary L. Mead                                             2,396,250(7)                             5.1%
    112 East Pecan
    San Antonio, Texas   78205

                                        (Table continued on following page)

 AEW Partners, Inc.                                        5,289,801(8)                          10.2%
   225 Franklin Street
   Boston, Massachusetts   02110

 FMR Corp.                                                 3,626,415(9)                           7.8%
   82 Devonshire Street
   Boston, Massachusetts   02109

 Putnam Investments, Inc.                                  2,923,632(10)                          6.2%
   One Post Office Square
   Boston, Massachusetts   02109

 First Interstate Bancorp                                  2,755,554(11)                          5.9%
   633 West Fifth Street
   Los Angeles, California   90071

___________________
*      Less than one percent (1%)

(1) Mr. Taylor beneficially owns 40,500 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and 20,250 shares which he has the right to acquire on May 26, 1995 under the Company's 1984 Stock Option Plan. In addition, Mr. Taylor may be deemed to beneficially own the shares beneficially owned by Thomas M. Taylor & Co., The Airlie Group, L.P. and an irrevocable trust for the benefit of Mr. Taylor's son. See footnote (7) on page 10.

(2) Perry R. Bass solely in his capacities as sole trustee and as one of two trustors has sole voting and dispositive power with respect to the 2,861,392 shares owned by The Bass Management Trust.

(3) The information reflected for such groups or beneficial owners is based on statements and reports filed with the Securities and Exchange Commission and furnished to the Company by such persons, and information supplied relative to the Registration Rights Agreement dated, March 9, 1993, between the Company and certain of the above persons. No independent investigation concerning the accuracy thereof has been made by the Company.

(4) A March 26, 1993 Schedule 13D amendment provided to the Company reflects that William P. Hallman, Jr., because of his position as the trustee, also has "sole voting power" and "sole dispositive power" with respect to the following trusts: (i) Annie R. Bass Grandson's Trust for Sid R. Bass with respect to 536,287 shares, (ii) Annie R. Bass Grandson's Trust for Lee M. Bass with respect to 536,287 shares, (iii) Donald J. McNamara, III Trust with respect to 1,012 shares and (iv) Peter Sterling Trusts with respect to 8,437 shares.

(5) Thomas M. Taylor, Sid R. Bass, Lee M. Bass and other investors, including the persons named above, have filed a Schedule 13D Statement, amended through March 26, 1993, with the Securities and Exchange Commission. The persons making the Schedule 13D filing have stated that neither the fact of such filing nor anything contained therein shall be deemed admission by them that a "group" exists within the meaning of
       Section 13(d)(3) of the Securities Exchange Act of 1934.

(6) A February 9, 1995 Schedule 13G, combined with a February 1995 Form 4 provided to the Company by GeoCapital Corporation ("GeoCapital") reflects that (i) GeoCapital is an investment adviser registered under
       Section 203 of the Investment Advisers Act of 1940, which has no voting power with respect to the shares, but which has "sole dispositive power" with respect to 3,675,829 shares and (ii) Mr. Fingerhut is a principal stockholder of GeoCapital and directly owns 254,475 shares in his own name. Additionally, there are 16,875 shares held by Mr. Fingerhut's wife directly and 40,500 shares held by his wife as custodian under the Uniform Gift to Minors Act. Mr. Fingerhut also beneficially owns 40,500 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and 20,250 shares which he has the right to acquire on May 27, 1995 under the Company's 1984 Stock Option Plan.
       Mr. Lieber is a principal stockholder of GeoCapital and directly owns 140,062 shares, of which 1,500 are held in trust for his daughter. Messrs. Lieber and Fingerhut may be deemed to be indirect beneficial owners of the 3,675,829 shares which GeoCapital is deemed to own beneficially.

(7) A December 1994 Form 5 provided to the Company reflects that Mr. Mead has "sole voting power" and "sole dispositive power" with respect to (i) 202,500 shares which he beneficially owns and (ii) 2,193,750 shares which he presently has the right to acquire pursuant to a non-qualified stock option agreement dated March 3, 1992.

(8) The shares shown as beneficially owned by AEW Partners, L. P. ("AEW Partners") are issuable upon conversion of 40 units of limited partnership interest held by AEW Partners in La Quinta Development Partners, L.P., a Delaware limited partnership ("LQDP"). Such shares have been considered to be outstanding for purposes of calculating the percent of class.

(9) A February 13, 1995 Schedule 13G provided to the Company reflects that FMR Corp. ("FMR") beneficially owns 3,626,415 shares of common stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,624,906 shares as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940, and as a result of acting as sub-advisor to Fidelity American Special Situations Trust ("FASST"). FMR through its control of Fidelity has no voting power with respect to the shares, but has "sole dispositive power" with respect to 2,596,856 shares. FMR through its control of Fidelity and FASST has sole power to vote and to dispose of 28,050 shares held by FASST. Fidelity International Limited ("FIL") is the beneficial owner of 33,350 shares, which includes 28,050 shares of common stock held by FASST. FIL has sole power to vote and dispose of 5,300 of these shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 996,209 shares and has "sole voting power" with respect to 914,972 and no power to vote or to direct the voting of 81,237 shares.

(10) A January 30, 1995 Schedule 13G provided to the Company reflects that Putnam Investments, Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,923,632 as a result of wholly owning two registered investment advisers: Putnam Investment Management, Inc. ("Putnam Management") and The Putnam Advisory Company, Inc., ("Putnam Advisory") and as a result has "shared voting power" with respect to 197,275 shares. Putnam Management is the beneficial owner of 2,590,975 shares but has no voting power or dispositive power with respect to the shares. Putnam Advisory is the beneficial owner of 332,657 shares and has "shared voting power" with respect to 197,275 shares.

(11) A February 10, 1995 Schedule 13G provided to the Company reflects that First Interstate Bank is a Parent Holding Company in accordance with Rule 13d-1(b)(ii)(G) with beneficial ownership of 2,755,554 shares and has (i) "sole voting power" with respect to 1,530,068 shares, (ii) "sole dispositive power" with respect to 2,416,200 shares and (iii) "shared dispositive power" with respect to 339,354 shares.

The information reflected for such groups or beneficial owners is based on statements and reports filed with the Securities and Exchange Commission and furnished to the Company by such groups. No independent investigation concerning the accuracy thereof has been made by the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

       Based upon information received upon requests from the persons concerned, each current director and nominee for director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group owned beneficially as of March 17, 1995, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:

 Names of Individual                       Shares Beneficially Owned
 or Identity of Group                         as of March 17, 1995                 Percent of Class
 --------------------                         --------------------                 ----------------

 CURRENT DIRECTORS:
 -----------------
 Joseph F. Azrack                                  5,330,301(1)                          10.2%
 William H. Cunningham                                40,500(2)                            *
 Barry K. Fingerhut                                4,048,429(3)                           8.6%
 Donald J. McNamara                                  414,112(4)                            *
 Gary L. Mead                                      2,396,250(5)                           5.1%
 Peter Sterling                                      286,875(6)                            *
 Thomas M. Taylor                                  4,412,104(7)                           9.4%

 OTHER NAMED
 ------------
 EXECUTIVE OFFICERS:
 ------------------
 Michael A. Depatie                                  133,129(8)                            *
 William C. Hammett, Jr.                             124,169(9)                            *
 Steven T. Schultz                                   118,754(10)                           *
 Thomas W. Higgins                                    95,129(11)                           *

 All directors and executive
 officers as a group                              17,399,752(12)                         37.2%


- ---------
*Less than one percent (1%)

(1) The shares shown as beneficially owned by Mr. Azrack include (i) 5,289,801 shares of the Company's Common Stock which are issuable upon conversion of 40 units of limited partnership interest held by AEW Partners, L.P. ("AEW Partners") in La Quinta Development Partners, L.P., a Delaware limited partnership ("LQDP"), (ii) 20,250 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and (iii) 20,250 shares which he has the right to acquire on May 27, 1995 under the Company's 1984 Stock Option Plan. Mr. Azrack is a director, officer and shareholder of AEW, Inc., the sole general partner of AEW Partners. Mr. Azrack disclaims beneficial ownership of any shares of Common Stock of the Company that may be deemed beneficially owned by AEW Partners pursuant to its conversion option granted in the agreement of limited partnership of LQDP.

(2) The shares shown as beneficially owned by Dr. Cunningham represent (i) 20,250 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and (ii) 20,250 shares he has the right to acquire on May 27, 1995 under the Company's 1984 Stock Option Plan.

(3) The shares shown as beneficially owned by Mr. Fingerhut include (i) 254,475 shares owned beneficially by Mr. Fingerhut, (ii) 16,875 shares held by his wife, (iii) 40,500 shares held by his spouse as custodian under the Uniform Gift to Minors Act, (iv) 3,675,829 shares that Mr. Fingerhut may be deemed to own beneficially because of his position as Senior Vice President and principal stockholder of GeoCapital Corporation, (v) 40,500 shares he presently has the right to acquire under the Company's 1984 Stock Option Plan and (vi) 20,250 shares he has the right to acquire on May 27, 1995 under the Company's 1984 Stock Option Plan. Mr. Fingerhut disclaims beneficial ownership of the 3,675,829 shares deemed beneficially owned by GeoCapital Corporation. Mr. Fingerhut resigned from the Board on March 31, 1994.

(4) The shares shown as beneficially owned by Mr. McNamara include (i) 40,500 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and (ii) 20,250 shares he has the right to acquire on May 27, 1995 under the Company's 1984 Stock Option Plan.

(5) The shares shown as beneficially owned by Mr. Mead include 2,193,750 shares which he presently has the right to acquire pursuant to a non-qualified stock option agreement dated March 3, 1992. Excluded are 506,250 shares which Mr. Mead would have the right to acquire under the 1984 Stock Option Plan upon vesting in accordance with target stock prices having been achieved for 20 consecutive trading days.

(6) The shares shown as beneficially owned by Mr. Sterling include (i) 40,500 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and (ii) 20,250 shares which he has the right to acquire on May 27, 1995 under the Company's 1984 Stock Option Plan.

(7) The shares shown as beneficially owned by Mr. Taylor (i) include 2,322,979 shares that Mr. Taylor may be deemed to own beneficially because of his position as the President, sole director and principal shareholder of Thomas M. Taylor & Co., (ii) 2,025,000 shares that Mr. Taylor may be deemed to own beneficially because of his position as President and principal shareholder of Thomas M. Taylor & Co., which is one of two general partners of EBD L.P., which is the sole general partner of the Airlie Group L.P., (iii) 3,375 shares owned by an irrevocable trust for the benefit of his son, (iv) 40,500 shares which he presently has the right to acquire under the Company's 1984 Stock Option Plan and (v) 20,250 shares he has the right to acquire on May 27, 1995 under the Company's 1984 Stock Option Plan. Mr. Taylor's mother, Annette B. Taylor, serves as trustee of the aforesaid trust for Mr. Taylor's son. Mr. Taylor disclaims beneficial ownership of the shares owned by such trust.

(8) The shares shown as beneficially owned by Mr. Depatie, Senior Vice President-Finance of the Company, include (i) 13,500 shares held by a trust for which he is sole trustee and beneficiary, (ii) 875 shares that Mr. Depatie may be deemed to own beneficially because of his position as general partner in two partnerships and (iii) 118,754 shares which he has the right to acquire under the Company's 1984 Stock Option Plan. Excluded from this table are the unvested portion of stock options granted in 1992, as well as 45,000 shares which Mr. Depatie would have the right to acquire under the 1984 Stock Option Plan upon vesting in accordance with target stock prices having been achieved for 20 consecutive trading days.

(9) The shares shown beneficially owned by Mr. Hammett, Senior Vice President-Accounting & Administration of the Company, include (i) 2,445 shares owned beneficially by Mr. Hammett, (ii) 2,970 shares held by his wife and (iii) 118,754 shares which he has the right to acquire under the Company's 1984 Stock Option Plan. Excluded from this table are the unvested portion of stock options granted in 1992, as well as 45,000 shares which Mr. Hammett would have the right to acquire under the 1984 Stock Option Plan upon vesting in accordance with target stock prices having been achieved for 20 consecutive trading days.
         Mr. Hammett disclaims beneficial ownership of the 2,970 shares held by his wife.

(10) The shares shown beneficially owned by Mr. Schultz, Senior Vice President-Development of the Company reflect 118,754 shares which he has the right to acquire under the Company's 1984 Stock Option Plan. Excluded from this table are the unvested portion of stock options granted in 1992, as well as 45,000 shares which Mr. Schultz would have the right to acquire under the 1984 Stock Option Plan upon vesting in accordance with target stock prices having been achieved for 20 consecutive trading days.

(11) The shares shown beneficially owned by Mr. Higgins, Senior Vice President-Operations reflect 84,129 shares which he has the right to acquire under the Company's 1984 Stock Option Plan. Excluded from this table are the unvested portion of stock options granted in 1992, as well as 33,750 shares which Mr. Higgins would have the right to acquire under the 1984 Stock Option Plan upon vesting in accordance with target stock prices having been achieved for 20 consecutive trading days.

(12) The holdings shown for all directors and executive officers as a group include 2,969,141 shares which the directors and executive officers have the right to acquire under the Company's 1984 Stock Option Plan and Mr. Mead's Non-Qualified Stock Option Agreement. Shares acquirable pursuant to stock options, which are exercisable either within sixty (60) days after March 17, 1995, in the case of executive officers, or on or before May 27, 1995, in the case of non-employee directors are shown as being beneficially owned by members of such group in the above table and have been considered to be outstanding for purposes of calculating the percentage ownership of all directors and executive officers as a group.

      All directors and executive officers as a group beneficially own a total of 9,140,809 shares (19.5%) of the Company's outstanding Common Stock excluding the 2,969,141 shares referred to in note (12) above which certain directors and executive officers have the right to acquire under the Company's Stock Option Plans and excluding the 5,289,801 shares referred to in note (1) above which AEW Partners has the right to acquire under the provisions of the LQDP partnership agreement.

      Except as reflected in the notes to the preceding table, each nominee for director owns directly the number of shares indicated in the table and has the sole power to vote and dispose of such shares.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

      The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee is responsible for setting and administering the policies which govern both annual compensation and stock ownership programs.

BASE SALARY

      The Company has maintained the philosophy that the compensation of its executive officers and other key employees should be directly linked to operating performance. Toward this end, base salaries of the executive officers were set at or below median levels based upon comparative industry data, while setting bonus payouts based upon performance. Base salaries for new management employees are determined by evaluating the responsibilities of the respective position and the individual's experience, and by reference to the competitive marketplace for management talent. Annual salary adjustments are determined by evaluating the performance of the Company, the performance of the respective executive, other incentive based compensation and the competitive marketplace. Significant emphasis is placed upon stock option grants based upon the Company's performance to reward its officers and key employees. For 1994, based on the foregoing factors, the previous grants of stock options, and a review made in December 1993, the Committee determined that neither Mr. Mead nor the four next highest paid executives would receive an increase in base salary. In keeping with this philosophy on management compensation, increases in salary for Company personnel generally were maintained within a targeted average increase of three and one half percent for 1995.

STOCK OPTIONS

      The Company's 1984 Stock Option Plan ("1984 Plan") and other non-qualified stock options issued by the Board are utilized to instill long term incentives on the executives' part to continue the growth in shareholder value. The 1984 Plan provides for the issuance of a maximum of 2,600,000 shares of the Company's Common Stock upon the exercise of stock options granted under the plan, which amount is subject to adjustment upon the occurrence of certain events. Adjusted for the 3-for-2 stock splits in the form of stock dividends effected in October 1993, March 1994 and October 1994, this total is equal to 8,775,000 shares. All key employees of the Company, as determined by the Committee, persons engaged to be key employees of the Company and non-employee directors of the Company are eligible to receive options under the 1984 Plan. Non-employee directors of the Company are only eligible to receive grants of options under the 1984 Plan according to the special terms, conditions and rules established under the 1984 Plan for non-employee directors (See section entitled "Compensation of Directors"). In 1992, members of the new management team, including the Chief Executive Officer ("CEO") and the next four highest paid executive officers, were granted stock options upon their initial employment with the Company and smaller grants in December, 1992 which provide considerable incentive in the long term growth of the Company. The Company places great emphasis on these stock options as long term incentives over increases in base compensation. On March 11, 1994, additional stock option grants totaling 362,500 shares (pre-March 15 split) under the Plan were made to certain officers, exercisable upon a post-October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997. In the event this condition is not met, the grants will vest in 9 1/2 years, subject to the conditions of the 1984 Plan. Additional grants were made to non-officer, key management person on February 24, 1994 to provide further incentives for these individuals in the continued growth in shareholder value.

INCENTIVE BONUS

      The Company's incentive compensation plan rewards officers and other key employees of the Company who are in a position to make substantial contributions to the growth and profitability of the Company. Continuance of the plan and the granting of bonuses are based upon Company performance relative to the business plan. In 1994, 50% of the executive officers' bonuses were based upon meeting financial targets set by the Committee at the beginning of the year. For 1994, the Company achieved in excess of all of these financial targets. The remaining 50% of the officer bonus was discretionary, to be based upon individual performances as determined by the individual officer's performance and contributions to the Company. Outstanding performance could result in a bonus payment that exceeded an individual's target opportunity. The target bonus potential ranges from 50% of base salary for Mr. Mead,

40% for Senior Vice Presidents and 35% for Vice Presidents, with additional discretion on the Committee's part to grant additional awards from a pool equal to 20 percent of the target potential bonus for exceeding the Company's financial targets. Awards in 1994 reflected such incremental increases for exceeding these performance objectives. Bonus awards made to the CEO and the next four highest paid executive officers are found in the "Cash Compensation" summary under Executive Compensation. During the year ended December 31, 1994, bonuses and awards under incentive compensation plans accruing to all other participating officers and key employees of the Company as a group, amounted to $1,181,559. Plan participants for the year ended December 31, 1994 included 22 officers of the Company and 53 non-officer, key management persons.

CHIEF EXECUTIVE OFFICER COMPENSATION

      Mr. Mead, along with most officers of the Company, was granted additional stock options on March 11, 1994. These additional options were granted in recognition of the Company's achievements in enhancing shareholder value in 1993, particularly through the reimaging of all the Company's properties. In addition, these grants served further to encourage the CEO and other officers to continue the growth in shareholder value. Mr. Mead received stock option grants totaling 225,000 shares (pre-March 15, 1994 split), exercisable upon the post-October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997. In the event this condition is not met, the grants will vest in 9 1/2 years, subject to the conditions of the 1984 Plan. The CEO was paid a bonus of $250,000 for 1994, which exceeded his target bonus potential of 50% of base salary. The Committee determined that the Company's officers and key management personnel would receive enhanced bonus potential in 1994 in light of the Company's having exceeded its financial targets for the year. Mr. Mead's bonus took into account revenue increases of over 33 percent over 1993, EBITDA increase of 43 percent over the prior year and an increase in occupancy of five percentage points over the prior year. Additionally, significant advances in the Company's future potential were achieved through acquisitions and in the creation of new growth vehicles. These achievements demonstrated significant enhancements to shareholder value. Incentive compensation in 1995 and beyond will be based upon the Company's performance against its business plan, as stated above. For 1994, the CEO's base salary of $350,000 was unchanged from 1993. In future years, Mr. Mead's base salary is subject to increases based upon Company performance as determined by the Committee, with emphasis being on bonuses and other incentives which serve to enhance the long term growth of the Company.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

      The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the new law, income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made.

      In particular, stock options will satisfy the performance-based exception if awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to an employee within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). The 1984 Plan was amended by stockholders at the 1994 Annual Meeting of Shareholders in part to provide for an annual maximum limitation of 350,000 on the number of shares subject to options which may be granted to any individual employee under the 1984 Plan.

      In structuring the Company's compensation programs and in determining the appropriateness of awards, the Committee's primary consideration is the achievement of the Company's strategic business goals, taking into consideration competitive practice, market economics and other factors. To the extent fulfilling these goals is consistent with favorable tax treatment, the Committee intends to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for awards as part of executive compensation that are performance-based and thus deductible by the Company. However, this commitment does not rule out the ability to make awards or to approve compensation that may not qualify for the compensation deduction, if there exists sound corporate reasons for so doing.


                             COMPENSATION AND STOCK OPTION COMMITTEE
                                 Dr. William H. Cunningham, Chairman
                                 Barry K. Fingerhut
                                 Thomas M. Taylor



               COMPARISON OF FIVE YEAR CUMULATIVE RETURNS AMONG
                             LA QUINTA INNS, INC.,
                 DOW JONES EQUITY INDEX AND LODGING PEER GROUP


                              [PERFORMANCE CHART]


                     1989    1990    1991    1992    1993    1994
                     ----    ----    ----    ----    ----    ----
LaQuinta             100     71.97   87.98  121.40  321.40  440.05
Lodging Index*       100     39.21   51.74   61.28  117.07  123
Dow Jones            100     96.07  127.24  138.19  151.93  153.01



Note:  Total returns assume reinvestment of dividends.

* This peer group consists of Hilton Hotels Corporation and Marriott Corporation from 1989 to October 1993, and thereafter Hilton Hotels Corporation, Host Marriott Corporation and Marriott International.

                             SUMMARY COMPENSATION

CASH COMPENSATION

      The following table contains information with respect to compensation for services rendered in all capacities to the Company during the year ended December 31, 1994, for each of the five most highly compensated executive officers of the Company.

                                                                               Long Term
                                                                              Compensation
                                           Annual Compensation                   Awards
                                           -------------------                ------------
                                                                 Other         Securities
                                                                 Annual        Underlying       All Other
 Name/position               Year(a)   Salary    Bonus(b)   Compensation(c)   Options/SARs   Compensation(d)
 -------------               -------   ------    --------   ---------------   ------------   ---------------

 Gary L. Mead                1994    $350,000    $250,000     $     --           506,250(e)  $    3,968
 President and CEO           1993     350,000     160,300           --              --            4,328
                             1992     281,363     175,000        191,181       2,193,750(e)       1,740

 William C. Hammett, Jr.     1994    $200,000   $  88,000     $     --            45,000(f)  $    2,088
 Senior Vice President       1993     200,000      68,280           --              --            2,323
 Accounting &                1992      90,000      32,832        105,082         337,500(f)       1,044
 Administration

 Michael A. Depatie          1994    $200,000   $  88,000     $     --            45,000(f)  $      792
 Senior Vice President       1993     200,000      68,280           --              --            2,203
 Finance                     1992      83,077      30,306         48,358         337,500(f)         356

 Steven T. Schultz           1994    $175,000   $  88,000     $     --            45,000(f)  $    1,827
 Senior Vice President       1993     175,000      64,120           --              --            2,020
 Development                 1992      82,500      33,000         43,149         337,500(f)         861

 Thomas W. Higgins           1994    $175,000   $  77,000     $     --            33,750(g)  $    1,827
 Senior Vice President       1993     175,000      57,120           --              --            2,448
 Operations                  1992      77,598      31,039         76,882         313,875(g)         974


- ----------

(a) Each of the persons listed in the table above became executive officers and employees of the Company during 1992. Mr. Mead on March 3, 1992, Mr. Higgins on June 18, 1992, Mr. Hammett and Mr. Schultz on June 22, 1992, and Mr. Depatie on July 14, 1992.

(b) These amounts are the cash awards under the Incentive Compensation Plan previously described.

(c) Other Annual Compensation for Messrs. Mead, Hammett, Depatie, Schultz and Higgins consists of personal benefits including personal use of Company automobiles, moving, relocation and closing costs on the purchase of homes, and in certain cases, income tax preparation. For the years 1993 and 1994, amounts of Other Annual Compensation for each individual named above aggregated to less than (a) 10% of the total annual salary and bonus for each individual or (b) $50,000, whichever was lower. Accordingly, no such amounts are included in the Table.

(d) All Other Compensation for named individuals consists of the value of life insurance premiums.

(e) Mr. Mead received the option to acquire 650,000 shares of Common Stock at $15.00 per share on March 3, 1992. Options for 100,000 shares vested on March 3, 1992 and March 3, 1993, respectively. On June 8, 1993, the remaining 450,000 options vested (see Non-Qualified Stock Options Granted to Mr. Mead). Adjusted for stock splits in the form of stock dividends occurring on October 1, 1993, March 15, 1994 and October 25, 1994, the total of these options is 2,193,750, with an adjusted exercise price of $4.444. On March 11, 1994, Mr. Mead received additional options for the purchase of 225,000 shares (506,250 post-March 1994 and October 1994 splits) which vest upon a post October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997 at an exercise price of $17.944.

(f) Messrs. Hammett, Depatie and Schultz each received the option to purchase 85,000 shares of Common Stock at $17.687 per share on June 5, 1992. On December 16, 1992, they received the option to acquire an additional

      15,000 shares of Common Stock at $19.750 per share. Of these grants, one-half were exercisable at December 31, 1994. Additionally, on March 11, 1994, they received new grants to purchase 20,000 (45,000 post-March 1994 and October 1994 splits) which vest upon a post October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997, at an exercise price of $17.944. Adjusted for the stock splits in the form of a stock dividend on October 1, 1993, March 15, 1994 and October 25, 1994, the adjusted total of such options was 382,500, of which 168,750 were exercisable at December 31, 1994 (143,437 at an adjusted price of $5.241 and 25,313 at an adjusted price of $5.852).

(g)   Mr. Higgins received the option to purchase 60,000 shares of Common
      Stock at $17.687 per share on June 5, 1992. On September 17, 1992, he received the option to acquire an additional 25,000 shares of Common Stock at $17.87 per share. On December 16, 1992, he received the option to acquire 15,000 shares of Common Stock at $19.750 per share.
      On August 3, 1993, Mr. Higgins exercised options with respect to 7,000 shares (23,625 post-October 1994 split) granted pursuant to his stock option of June 5, 1992. Of the aforesaid remaining grants, one-half were exercisable at December 31, 1994. On March 11, 1994, he received grants for the purchase of 15,000 shares (33,750 post-March 1994 and October 1994 splits) which vest upon a post October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997, at an exercise price of $17.944. Adjusted for the stock splits in the form of a stock dividend on October 1, 1993, March 15, 1994 and October 25, 1994, the adjusted total of such options was 347,625 of which 145,130 were exercisable at December 31, 1994 (77,625 at an adjusted price of $5.241; 42,190 at an adjusted price of $5.296 and 25,315 at an adjusted price of $5.852).



                               PENSION PLAN TABLE


      The Company has, since 1969, maintained a non-contributory defined benefit pension plan (the "Retirement Plan"), which is a qualified plan under Federal income tax laws, for all of its full-time employees who have attained the age of 21, which is designed to provide annual retirement benefits to employees, subject to age and period-of-employment conditions. During the fiscal year ended May 31, 1989, the Board established a Supplemental Executive Retirement Plan for highly compensated employees, which constitutes a non-qualified plan under Federal income tax laws (the "SERP").

      Using estimated Social Security of $14,388 (the Estimated Annual Primary Insurance Amount for an age 65 retiree in 1995 with maximum Social Security earnings in all years), the estimated annual retirement benefits under both the Retirement Plan and the SERP are set forth in the following table:

                                              Years of Service at Retirement
                                              ------------------------------
  Average
   Annual
Compensation          15                 20                25                 30                35
- ------------        -------            -------           -------            -------           -------
175,000              70,100             93,500            93,500             93,500            93,500
200,000              81,400            108,500           108,500            108,500           108,500
225,000              92,600            123,500           123,500            123,500           123,500
250,000             103,900            138,500           138,500            138,500           138,500
300,000             126,400            165,500           168,500            168,500           168,500
350,000             148,900            198,500           198,500            198,500           198,500
400,000             171,400            228,500           228,500            298,500           298,500
450,000             193,900            258,500           258,500            258,500           258,500
500,000             216,400            288,500           288,500            288,500           288,500
550,000             238,900            318,500           318,500            318,500           318,500
600,000             261,400            348,500           348,500            348,500           348,500
650,000             283,900            378,500           378,500            378,500           378,500
700,000             306,400            408,500           408,500            408,500           408,500
750,000             328,900            438,500           438,500            438,500           438,500
800,000             351,400            468,500           468,500            468,500           468,500


    "Compensation" under both the Retirement Plan and the SERP includes normal base pay plus overtime and bonus during a plan year, but not compensation resulting from the exercise of stock options or deferred compensation. The table set forth above illustrates estimated benefits payable determined on a straight-life annuity basis. There are no offsets in the amounts above for Social Security benefits.

    The years of credited service under the Company's Retirement Plans for the persons named in the Summary Compensation Table are as follows: Mr. Mead, 3 years; Mr. Hammett, 3 years; Mr. Depatie, 2 years; Mr. Schultz, 3 years and Mr. Higgins, 3 years.



STOCK OPTIONS

     The following table summarizes as to each of the five most highly compensated executive officers of the Company, the number and terms of stock options granted during the year ended December 31, 1994:



                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    Potential Realizable Value
                                                                                        of Assumed Annual
                                                                                       Rates of Stock Price
                                                                                           Appreciation
                                 Individual Grants                                       for Option Term
                                 -----------------                                       ---------------
                                             Percent of
                                               Total
                             Number of        Options
                            Securities      Granted to
                            Underlying       Employees    Exercise
                             Options            in         Price$/  Expiration
Name                         Granted        Fiscal Year     Share      Date           5%            10%
- ----                         -------       ------------     -----      ----           --            ---
Gary  L. Mead                506,250          40.38%      $17.944    03/11/2004    $5,712,981    $14,477,788

William C. Hammett, Jr.       45,000           3.59%       17.944    03/11/2004       507,820      1,286,915

Michael A. Depatie            45,000           3.59%       17.944    03/11/2004       507,820      1,286,915

Steven T. Schultz             45,000           3.59%       17.944    03/11/2004       507,820      1,286,915

Thomas W. Higgins             33,750           2.69%       17.944    03/11/2004       380,865      1,286,915


      These grants are exercisable upon the post-March 15, 1994 stock split price of the Company's Common Stock averaging $40 per share ($26.667 taking into account the October 25 stock split) for 20 consecutive trading days prior to March 11, 1997. In the event this condition is not met, the grants will vest in 9 1/2 years, subject to the conditions of the 1984 Plan.

      The following table shows as to each of the five most highly compensated executive officers of the Company the net value of securities or cash realized (market value less exercise price) with respect to stock options exercisable/unexercisable during the last year.


             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END STOCK OPTION VALUES

                                                              Number of
                              Shares                    Securities Underlying
                             Acquired                        Unexercised                  Value of Unexercised
                                on         Value            Stock Options              In-the-Money Stock Options
          Name               Exercise     Realized    Exercisable/Unexercisable        Exercisable/Unexercisable
          ----               --------     --------    -------------------------        --------------------------
Gary L. Mead(1)                 --           --            2,193,750/506,250            $  37,005,272/$1,705,303

William C. Hammett(2)           --           --              168,750/213,750            $   2,696,599/$2,848,182

Michael A. Depatie(2)           --           --              168,750/213,750            $   2,696,599/$2,848,182

Steven T. Schultz(2)            --           --              168,750/213,750            $   2,696,599/$2,848,182

Thomas W. Higgins(3)            --           --              145,125/202,500            $   2,314,589/$2,807,966


- ---------
(1) Mr. Mead received the option to acquire 650,000 shares of Common Stock at $15.00 per share on March 3, 1992. Options for 100,000 shares vested on March 3, 1992 and March 3, 1993, respectively. On June 8, 1993, the remaining 450,000 options vested when the Company's Common Stock traded at a predetermined level of $30 per share for a defined number of days. Adjusted for stock splits in the form of stock dividends occurring on October 1, 1993, March 15, 1994 and October 25, 1994, the total of these options now amount to 2,193,750. The original exercise price of $15.00 per share was likewise adjusted to $4.444 taking the aforesaid three stock splits into account. On March 11, 1994, Mr. Mead received additional options for the purchase of 225,000 shares (506,250 post-March 1994 and October 1994 stock splits) exercisable upon a post October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997 for an exercise price of $17.944.

(2) Messrs. Hammett, Depatie and Schultz received the option to purchase 85,000 shares of Common Stock at $17.687 per share on June 5, 1992. On December 16, 1992, they received the option to acquire an additional 15,000 shares of Common Stock at $19.750 per share. Of these grants, one-half were exercisable at December 31, 1994. On March 11, 1994, they received new grants to purchase 20,000 (45,000 post-March 1994 and October 1994 splits) exercisable upon a post October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997, for an exercise price of $17.944. Adjusted for the stock splits in the form of a stock dividend on October 1, 1993, March 15, 1994 and October 25, 1994, the adjusted total of such options was 382,500, of which 168,750 were exercisable at December 31, 1994 (143,437 at an adjusted price of $5.241 and 25,313 at an adjusted price of $5.852).

(3) Mr. Higgins received the option to purchase 60,000 shares of Common Stock at $17.687 per share on June 5, 1992. On September 17, 1992, he received the option to acquire an additional 25,000 shares of Common Stock at $17.87 per share. On December 16, 1992, he received the option to acquire 15,000 shares of Common Stock at $19.750 per share. On August 3, 1993, Mr. Higgins exercised options with respect to 7,000 shares (23,625 post-October 1994 split) granted pursuant to his stock option of June 5, 1992. Of the aforesaid remaining grants, one-half were exercisable at December 31, 1994. On March 11, 1994, he received grants for the purchase of 15,000 shares (33,750 post-March 1994 and October 1994 splits) exercisable upon a post October 25, 1994 stock split price of the Company's Common Stock averaging $26.667 per share for 20 consecutive trading days prior to March 11, 1997, for an exercise price of $17.944. Adjusted for the stock splits in the form of a stock dividend on October 1, 1993, March 15, 1994 and October 25, 1994, the adjusted total of such options was 347,625, of which 145,130 were exercisable at December 31, 1994 (77,625 at an adjusted price of $5.241; 42,187 at an adjusted price of $5.296 and 25,313 at an adjusted price of $5.852).

     The market value of underlying securities at exercise or year-end is based on a price per share of $21.3125 which represents an average of the high and low price of the Company's Common Stock on December 30, 1994, the last trading day of the year.


                           COMPENSATION OF DIRECTORS

      At the 1992 Annual Meeting of Shareholders held May 21, 1992, the shareholders approved an amendment of the 1984 Stock Option Plan to permit non-employee directors of the Company to receive stock options for 6,000 shares of the Company's common stock annually in lieu of annual retainers and all meeting fees presently paid by the Company to non-employee directors. These options are granted annually following the election of directors at each Annual Meeting of Shareholders. Outstanding options in lieu of directors' fees were adjusted to 13,500 for 1994 to take into account the 3-for-2 stock splits in the form of stock dividends of October 1993 and March 1994. Options granted to directors are for ten-year terms at per share exercise prices of not less than the fair market value of the Company's stock on the date of each annual grant and are exercisable (except under the general acceleration provisions of the 1984 Plan upon an offer that results in the acquisition of 40% or more of the Company's outstanding stock) on the anniversary date of each grant. Such grants are in lieu of all annual retainers or directors' fees, and assist in ensuring that directors will be closely aligned with the equity interests of shareholders, thereby promoting the Board's continued focus on further enhancement of shareholder value.

      Pursuant to an amendment to the 1984 Plan approved by shareholders at the Annual Meeting of Shareholders held on May 26, 1994, the number of shares subject to the annual grants of stock options to non-employee directors provided for under the 1984 Plan was increased from 6,000 shares to 13,500 shares, thereby reflecting the two 3-for-2 splits of the Company's Common Stock (effected in the form of stock dividends) which occurred since the 1993 Annual Meeting of Shareholders. The amendment also specifically provided that the number of shares subject to the annual grants of stock options to non-employee directors provided for under the 1984 Plan shall be adjusted in the future upon the occurrence of certain events, such as stock splits and stock dividends. Thus, the grants of 13,500 shares to non-employee directors in 1994 were automatically increased to 20,250 shares.

      In the event a non-employee director ceases to be a director of the Company for any reason, any such option granted to such a director expires one
(1) year from the date that the person ceased to be a director of the Company. Under the above amendments, the Board of Directors may grant an option for 20,250 shares to any new non-employee director elected to fill a vacancy on the Board or newly created Board seat between Annual Meetings of Shareholders in lieu of a retainer and meeting fees. Pursuant to the 1984 Plan, such previously made grants are adjusted for stock splits, which would equate such grants to 20,250 shares of the Company's common stock.

      The provisions relating to the grant of stock options to non-employee directors may not be amended more than once every six months, except to conform the 1984 Plan to any changes that may have occurred in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


                            EMPLOYMENT ARRANGEMENTS

EMPLOYMENT AGREEMENT WITH GARY L. MEAD

      On March 3, 1992, the Board of Directors elected Gary L. Mead as President and Chief Executive Officer of the Company. In connection therewith, the Board determined it would be in the best interests of the Company to retain Mr. Mead's services for a five-year period under the terms of an Employment Agreement, dated as of March 3, 1992, between the Company and Mr. Mead (the "President's Employment Agreement").

      Under this agreement, Mr. Mead is entitled to receive an annual salary of $350,000, and such greater annual salary after the first year of employment as the Compensation and Stock Option Committee of the Board of Directors (the "Committee") in its sole discretion may determine. Mr. Mead is further entitled to participate in the Company's bonus or incentive compensation plans as established by the Committee from time to time.

      The President's Employment Agreement also provides, among other things, that (i) Mr. Mead is entitled to participate in all employee benefit plans that the Company may establish for senior executives, (ii) a country club membership in Mr. Mead's name, for his and his family's use, and (iii) severance pay in the amount of three (3) times his highest annual salary as in effect during the term of the agreement period, plus three (3) times the average of actual bonus paid to Mr. Mead over the life of the agreement if the Company terminates Mr. Mead's employment without cause or if he resigns for good reason. The Company also purchased and paid premiums on a life insurance policy covering Mr. Mead in the amount of $1 million at standard rates.

      In the event that Mr. Mead's employment is terminated due to a "Change of Control," the President's Employment Agreement provides that, in addition to the payment of any accrued and unpaid amounts under benefit plans in which Mr. Mead is a participant, he shall be entitled severance pay equal to three times his highest annual salary during the term thereof, plus three times the average annual bonus received during that term. Additionally, Mr. Mead's health insurance coverage is to be continued for the greater of: one year following termination or the lesser of the remaining term and three (3) years. Additionally, in the event Mr. Head thereafter relocates to Dallas, Texas, the Company shall pay the expenses therefor.

      "Change of Control" in the President's Employment Agreement is defined as: (1) the acquisition by any individual, entity or group of shares of the Company's Common Stock resulting in beneficial ownership by such individual, entity or group of 50 percent or more of the outstanding shares thereof, or (2) if individuals comprising the Board of Directors on March 3, 1992 (the "Incumbent Board") cease to constitute more than 50 percent of the members of the Board, except for new members whose election or nomination was approved by two-thirds of the Incumbent Board (but excluding those assuming office as a result of an actual or threatened election contest), or (3) if shareholders of the Company approve: (a) a merger or consolidation of Company, except one where the voting securities of the Company outstanding immediately prior thereto continue to represent more than 50 percent of the combined voting power of voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, and which would result in Mr. Mead having the same duties, title and responsibilities, or (b) a plan of complete liquidation or disposition by Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets.

     In connection with his employment as President and Chief Executive Officer of the Company, Mr. Mead was granted options to purchase up to 650,000 shares of the Company's common stock at an exercise price of $15.00 per share pursuant to the terms of a Non-Qualified Stock Option Agreement, dated as of March 3, 1992 (the "Option Agreement"). Giving effect to the 3-for-2 stock splits in the form of stock dividends on October 1, 1993, March 15, 1994 and October 25, 1994, the total number of shares currently vested and exercisable by Mr. Mead under the Non-Qualified Stock Option Agreement are 2,193,750, exercisable at an adjusted option price of $4.444. The Company entered into a registration rights agreement, dated March 3, 1992, under the terms of which the Company agreed to register on behalf of Mr. Mead the offer and sale of shares of common stock covered by the Option Agreement under the Securities Act of 1933, upon certain limitations and conditions, of which all expenses of such registration will be borne by the Company.



                  REPORTS OF BENEFICIAL OWNERSHIP BY INSIDERS

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), directors, certain officers and shareholders beneficially owning in excess of 10% of the outstanding shares of the Company's common stock are required to file various reports with the Securities and Exchange Commission ("SEC").

      The Company believes that reports on Form 4 and Form 5 have been filed with the appropriate regulatory authorities in a timely manner, or confirmations of reportable transactions have been received by copy of the respective Form 4 or Form 5 indicating compliance with the required filings in a timely manner.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LA QUINTA DEVELOPMENT PARTNERS, L.P.

      The Company and AEW Partners, L.P. ("AEW Partners") are parties to a limited partnership agreement, dated March 21, 1990, which formed La Quinta Development Partners, L.P. ("LQDP"). Joseph F. Azrack, who was elected as director of the Company by the Board of Directors on September 17, 1992, pursuant to that agreement, is the President and Chief Executive Officer of AEW, Inc., which is the managing general partner of AEW Partners. Mr. Azrack is also President and Chief Executive Officer of Aldrich, Eastman & Waltch, Inc., an investment adviser registered with the SEC under Section 203 of the Investment Advisers Act of 1940. Certain of the principals of Aldrich, Eastman & Waltch, Inc. are the shareholders of AEW, Inc.

      In connection with LQDP's formation, the Company contributed 18 of its inns and assets related thereto (net of indebtedness of approximately $34,000,000 assumed by the partnership), along with cash, aggregating to an agreed value of $48,000,000 to the partnership for a 40% ownership interest thereof. AEW Partners contributed cash and a promissory note aggregating to $72,000,000 for a 60% interest in the partnership. The partnership agreement of LQDP provides that the partnership will pay management, development, royalty and chain service fees to the Company. The partnership agreement further provides (i) that a right of first refusal is granted by the Company to LQDP on the acquisition or development of properties until the first to occur of March 21, 1995 or until $150,000,000 is expended by the partnership; (ii) that a principal of Aldrich, Eastman & Waltch, Inc. acceptable to the Company would subsequently be nominated for election to the Company's Board of Directors (see note (1) under the caption "Election of Directors"); and (iii) that AEW Partners is granted an option by the Company, expiring December 31, 1998, subject to vesting and adjustment upon certain occurrences, whereby AEW Partners may convert 66 2/3% of its ownership interest in the partnership into shares of the Company's Common Stock and/or cash, as the Company may elect, commencing on December 31, 1991. The conversion option became 100% vested on January 1, 1994. As part of the total consideration of this transaction, the Company received a $3 million cash payment for the above mentioned option. Under the terms of the partnership agreement, AEW Partners is also given certain registration rights by the Company with respect to shares issuable upon its conversion right.

      During 1994, the Company received $8,672,000 in license, chain services and management fees and received $2,960,000 in acquisition and conversion fees from LQDP.

ADVANCEMENT OF LEGAL DEFENSE EXPENSES ON BEHALF OF CERTAIN DIRECTORS

      In September 1993 a former officer of the Company filed suit against the Company and certain of its directors and their affiliate companies. Certain expenses for the named directors' defense are being advanced pursuant to a written Indemnification Agreement between the Company and said individuals, the Company's By-Laws and an action of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Directors Cunningham, Taylor and Fingerhut comprised the Company's Compensation and Stock Option Committee during 1994. All are non-employee directors, and none are former officers of the Company or any of its subsidiaries.


                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

                                (PROPOSAL NO. 2)

       The Board of Directors of the Company, adopting the recommendation of its Audit Committee, has unanimously appointed the firm of KPMG Peat Marwick as independent auditors to examine the combined financial statements of the Company for the year ending December 31, 1995. This firm has acted as independent accountants of the Company since 1971.

       A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement, if that person desires to do so, and is expected to be available to respond to appropriate questions.

       Approval of the appointment of independent accountants is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board of Directors would consider an alternative appointment for the succeeding fiscal year.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO APPROVE THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS. A majority of the votes cast is needed for approval.


                             SHAREHOLDER PROPOSALS

       It is anticipated that the 1996 Annual Meeting of Shareholders will be held in May 1996. Shareholder proposals intended to be presented at the 1996 Annual Meeting and included in the Company's proxy statement therefor must be received in writing by the Secretary of the Company at its principal executive offices, 112 East Pecan Street, Suite 200, San Antonio, Texas 78205, not later than December 15, 1995.


                                 OTHER MATTERS

       No business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies in the accompanying proxy will vote for other persons in their place in what they consider the best interests of the Company.

       The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                           JOHN F. SCHMUTZ




                                     Vice President-General Counsel
                                              and Secretary



April 10, 1995

PROXY



                             LA QUINTA INNS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        Gary L. Mead, Thomas M. Taylor and John F. Schmutz, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of La Quinta Inns, Inc., to be held in the 3rd Floor Conference Room of the Company's Corporate Offices, 112 East Pecan Street, San Antonio, Texas, on May 25, 1995.

        To vote in accordance with the Board of Directors' recommendations just sign the reverse side; no boxes need to be checked.

                                                                  -----------
                                                                  SEE REVERSE
                  (Continued and to be signed on other side)          SIDE
                                                                  -----------

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

This proxy will be voted as you direct below. In the absence of such direction, it will be voted FOR Directors and FOR the Proposals below. As to such other matters as properly may come before this meeting, this proxy will be voted by the persons named herin according to their best judgment in the interest of the Company.

1. THE ELECTION OF DIRECTORS                                                      FOR     AGAINST     ABSTAIN
   DIRECTORS: J. AZRACK, W. CUNNINGHAM,             2. APPROVAL OF APPOINTMENT    / /       / /         / /
   D. McNAMARA, G. MEAD, P. STERLING AND               OF INDEPENDENT ACCOUNT-
   T. TAYLOR                                           ANTS FOR 1995.

           FOR     WITHHELD                         3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS PROPERLY
           / /        / /                              MAY COME BEFORE THE MEETING.

                                                                 MARK HERE
                                                                 FOR ADDRESS     / /
                                                                 CHANGE AND
/ /______________________________________                        NOTE AT LEFT

{INSTRUCTION: To withhold authority to vote for
any individual nominee write that nominee's name
on the line provided above.}
                                                    NOTE:  Please sign as name appears. Joint owners
                                                    should each sign. When signing as Attorney,
                                                    Executor, Administrator or  Guardian, please give
                                                    full title as such. If signer is a corporation,
                                                    please sign with the full corporation name by
                                                    duly authorized officer or officers.

                                                    Signature: ___________________________ Date: ________

PLEASE DO NOT FOLD OR MUTILATE THIS CARD            Signature: ___________________________ Date: ________
